Exhibit 99.1

Staffing 360 Solutions’ Executive Chairman Releases Letter to Employees and Shareholders

Brendan Flood Provides an Update on the Company’s Recent Transformative Developments, Including a $40 Million Refinancing, Improved Revolver Terms, and Acquisitions in the United States and the United Kingdom

New York, NY – September 20, 2017 – Staffing 360 Solutions, Inc. (Nasdaq: STAF), a public company executing a global buy-and-build strategy through the acquisition of staffing organizations in the United States and in the United Kingdom, today released a letter from Brendan Flood, Executive Chairman, that updates the Company’s commitment to growth with a new three-year goal of $500 million in revenue and provides shareholders with an update on Staffing 360’s major developments and insight into management’s expectations for the remainder of the year.

Dear Employees and Shareholders:

As the Executive Chairman of Staffing 360 Solutions, I am very pleased to take this time to discuss our major developments.  Although we have achieved many significant milestones over the past few years, the events that occurred this week are truly transformative to our organization, to our employees, and to our loyal shareholders as well.

This includes our $40 million refinancing – our largest raise to-date – improvements to our existing $25 million receivable financing in the US, as well as acquisitions in the United States and in the United Kingdom.  Needless to say, we have completed a considerable number of major corporate events in a short period of time, and we are looking forward to the remainder of the year as we continue to position the Company for even more growth.

As I’ve stated, I have the utmost confidence in our management team, our board of directors and the 200 employees at Staffing 360 Solutions who are tirelessly driving our business forward. With the completion of this week’s acquisitions, we now have 300 employees.

On to the details: First, we have completed on what is arguably one of our most significant financings.  Staffing 360 Solutions has successfully closed the largest capital raise since its inception – a $40 million senior note – helping to materially refinance our existing balance sheet, as well as to close on two significant acquisitions.

Not only does this transaction help improve our financial position, it strengthens our relationship with Jackson Investment Group, which many of our loyal followers may recall

Exhibit 99.1

is the same private investment firm that supported our strategy by investing over $9 million beginning in January 2017.

This $40 million is a game-changing transaction on several levels.  First, the 12% senior note marks our largest capital raise, giving us the ability to support our growth and continue our M&A strategy with two new acquisitions.  Second, by paying down existing debt with this instrument, we have been able to convert numerous pieces of short term debt into longer term debt, and to further strengthen our balance sheet.  Lastly, since the debt is structured as a note with a three-year term and zero amortization prior to maturity, it allows us to utilize our cash flow for working capital purposes and to add improvements to our operations over the next several years.

In addition to our major refinancing, we have also renegotiated our existing $25 million accounts receivable facility with MidCap Financial.  The facility has more attractive terms, including lower fees as well as additional availability.  It also has an accordion feature that allows the revolver to expand up to $50 million as the business grows, which is especially important as we continue to make accretive acquisitions.

In relation to M&A, our transformative $40 million refinancing helped us to close two major acquisitions:

•	CBSbutler Holdings Limited – a $65 million revenue staffing firm in the UK.

•	firstPRO Georgia – a $20 million revenue US-based company in Georgia.

CBSbutler is an award-winning staffing firm in the UK specializing in engineering and IT. The company brings a wealth of management talent and client relationships to our organization, and CBSbutler is expected to complement our existing operations in London as we get closer to $100 million in UK revenue.

Likewise, firstPRO Georgia brings additional accounting, finance and IT depth to our organization in the US.  Acquiring firstPRO’s office in Atlanta allows us to continue to expand geographically, which has been a major goal of ours for some time.

From a financial perspective, our two new acquisitions are expected to add approximately $85 million to the top line, boosting our revenue to $265 million.  In addition, we are expected to more than double the pro forma Adjusted EBITDA of Staffing 360’s overall business to $11 million on an annualized basis. Not only have these acquisitions substantially increased our Company’s size in one fell swoop, considering our improved balance sheet, we believe we are in an even stronger position to further our M&A strategy as we pursue additional acquisitions going forward.

Staffing 360 Solutions is now much closer to our initial goal of becoming a $300 million revenue business.  We have acquired a total of eight companies, including the two most recent acquisitions of CBSbutler and firstPRO Georgia, and we are now right at the threshold of our publicly stated objective, with a revenue run rate that is within $40 million of our goal.

Exhibit 99.1

Needless to say, I am extremely proud of our management team, our three hundred employees, and our recent accomplishments that, when taken together, represent a truly game-changing series of events for our Company.

I’d also like to take a moment to recognize our loyal shareholders. We realize that our investors have been very patient as our team has been working tirelessly to make these substantial transactions a reality.  It’s a tremendous accomplishment to have finalized this significant refinancing of our entire balance sheet and simultaneous closing of two acquisitions.

The headline terms of the refinancings and the acquisitions are as follows:

Jackson Investment Group, LLC Senior Note

Facility……………………………..$40 million, secured term loan

Maturity…………………………....September 2020

Interest Rate / Fees.……………..12.00%, payable quarterly

Prepayment Incentive…………...Year 1: 3% Year 2: 2% Year 3: 1%

Amortization………………………None

Equity Issued……………………..2.25 million shares of common stock of STAF

Amended MidCap Asset Based Lending Facility

Facility……………………………..$25 million, with accordion for additional $25 million

Maturity……………………………April 2020

Interest Rate………………………LIBOR + 400 bps (LIBOR floor of 1.00%)

Draw Availability………………….85% Billed Receivables

Additional Draw Availability……..85% Unbilled Receivables(capped at $1.3 million)

Acquisition of CBSbutler Holdings Limited

Form……………………………….Stock

Initial Consideration……………...£13.8 million cash up-front, less loans of £1.85 million

Earnout……………………………Max of £4.2 million earnout payable December 2018

Deferred…………………………..£150,000

Net Assets acquired……………..£3.8 million

Equity Issued……………………..500,000 shares of common stock of STAF

                                       Acquisition of firstPRO Georgia

Form………………………………Asset

Initial Consideration……………..$4.5 million cash upfront

Deferred…………………………..$3.5 million payable over three years

Exhibit 99.1

In conclusion, I would like to reaffirm the Company’s strategy and confirm one new change. To this point our publicly stated intention was to build a $300 million international staffing firm with locations in the US and in the UK. Following the changes that we have now made it is time for a new target. Our intention now is to continue to grow and to double in size to over $500m over the course of the next three years. We will deliver on this both organically and through accretive acquisitions and we will stay within our five Strategic Pillars of Accounting & Finance, IT, Engineering, Administration, and Light Industrial staffing.

Going forward, please stay tuned for more news and developments at Staffing 360 Solutions including an Investor Conference Call on Wednesday September 27th at 9.00am CDT/10.00am EDT/3.00pm BST. Details of how to access this call will be issued early next week.   I want to reiterate that our management team and board of directors remain committed to growth in revenue, to growth in profit and to growth in shareholder value.

I thank you for your attention and continued support.  For further information, please visit the “Investors” section of our website at:

www.staffing360solutions.com/investors.html

Respectfully,

Brendan Flood

Executive Chairman

Staffing 360 Solutions, Inc.

Ticker: STAF

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (Nasdaq: STAF) is a public company in the staffing sector engaged in the execution of an international buy-and-build strategy through the acquisition of domestic and international staffing organizations in the United States and in the United Kingdom.  The Company believes that the staffing industry offers opportunities for accretive acquisitions that will drive its annual revenues to $500 million.  As part of its targeted consolidation model, the Company is pursuing acquisition targets in the finance and accounting, administrative, engineering, IT, and light industrial staffing space.  For more information, please visit: www.staffing360solutions.com.

Follow Staffing 360 Solutions on Facebook, LinkedIn and Twitter.

Non-GAAP Financial Measures

Staffing 360 Solutions uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making regarding potential acquisitions, as well as

Exhibit 99.1

a means to evaluate period-to period comparison. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as "expect," "look forward to," "anticipate" "intend," "plan," "believe," "seek," "estimate," "will," "project" or words of similar meaning.  Although Staffing 360 Solutions, Inc. believes such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Actual results may vary materially from those expressed or implied by the statements herein, including the goal of achieving annualized revenues of $500 million, due to the Company’s ability to successfully raise sufficient capital on reasonable terms or at all, to consummate additional acquisitions, to successfully integrate newly acquired companies, to organically grow its business, to successfully defend potential future litigation, changes in local or national economic conditions, the ability to comply with contractual covenants, including in respect of its debt, as well as various additional risks, many of which are now unknown and generally out of the Company’s control, and which are detailed from time to time in reports filed by the Company with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.  Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Corporate Investor Contact:

Staffing 360 Solutions, Inc.

Brendan Flood, Executive Chairman

+1.646.507.5715

brendan.flood@staffing360solutions.com

Financial Contact:

Staffing 360 Solutions, Inc.

David Faiman, Chief Financial Officer

+1.646.507.5711

info@staffing360solutions.com